                                  SCHEDULE 14A
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

/X/     Filed by the Registrant
/ /     Filed by a party other than the Registrant

Check the appropriate box:

/ /     Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                              SOURCE CAPITAL, INC.
             -----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

/X/     No fee required (no preliminary filing was required)
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)     Title of each class of securities to which transaction applies:

        2)     Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4)     Proposed maximum aggregate value of transaction:

        5)     Total fee paid:

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:

        2)     Form, Schedule or Registration Statement No.:

        3)     Filing Party:

        4)     Date Filed:

                              SOURCE CAPITAL, INC.
                    11400 WEST OLYMPIC BOULEVARD, SUITE 1200
                          LOS ANGELES, CALIFORNIA 90064


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON MONDAY, MAY 3, 2004


     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Source Capital, Inc. ("Company"), will be held in the Verandah Room on the Lobby Level, of The Peninsula Beverly Hills, 9882 South Santa Monica Boulevard, Beverly Hills, California 90212, on Monday, May 3, 2004, at 10:00 a.m. Pacific Time, to consider and vote on the following matters:

     1. Election of four directors by the holders of Common Stock, $1.00 par value ("Common Stock"), and election of two directors by the holders of $2.40 Cumulative Preferred Stock, $3.00 par value ("Preferred Stock");

     2. Continuation of the Investment Advisory Agreement; and

     3. Such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

     March 5, 2004, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting, and only holders of Common Stock and Preferred Stock of record at the close of business on that date will be entitled to vote.

                                              By Order of the Board of Directors


                                              SHERRY SASAKI
                                              SECRETARY

March 26, 2004

IT IS REQUESTED THAT YOU PROMPTLY EXECUTE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE THUS ENABLING THE COMPANY TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. OR YOU MAY VOTE THE ENCLOSED PROXY BY TELEPHONE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                              SOURCE CAPITAL, INC.
     11400 WEST OLYMPIC BOULEVARD, SUITE 1200, LOS ANGELES, CALIFORNIA 90064


                                 PROXY STATEMENT


     The accompanying proxy is solicited by the Board of Directors of the Company in connection with the annual meeting of shareholders to be held on Monday, May 3, 2004. Any shareholder executing a proxy, or voting by telephone, has the power to revoke it prior to its exercise by submission of a later proxy, by voting in person, or by letter to the Secretary of the Company. Unless the proxy is revoked, the shares represented thereby will be voted in accordance with specifications thereon. Proxy solicitation will be principally by mail but may also be made by telephone or personal interview conducted by officers and regular employees of First Pacific Advisors, Inc., the Company's investment adviser ("Adviser"), or Mellon Investor Services LLC, the Company's Transfer Agent. No specially engaged employees or paid solicitors will be used for such purpose. The cost of solicitation of proxies will be borne by the Company, which will reimburse banks, brokerage firms, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending the proxy material to beneficial owners of shares of the Company. This Proxy Statement was first mailed to shareholders on or about March 26, 2004. The Company's annual report to shareholders for the year ended December 31, 2003, may be obtained upon written request made to the Secretary of the Company.

     On March 5, 2004 (record date for determining shareholders entitled to notice of and to vote at the meeting), there were outstanding 8,249,199 shares of Common Stock and 1,969,212 shares of Preferred Stock. Shares of both classes are entitled to one vote per share and vote together as a single class unless otherwise indicated in the description of a proposal. No person is known by management to own beneficially as much as 5% of the outstanding Common Stock or as much as 5% of the outstanding Preferred Stock.

                   SUMMARY OF VOTING RIGHTS ON PROXY PROPOSALS

                                                 COMMON                        PREFERRED
          PROPOSAL                            SHAREHOLDERS                   SHAREHOLDERS
--------------------------------     ---------------------------------      -----------------
1. Election of 6 Directors           Elect 4 Directors                      Elect 2 Directors

2. Investment Advisory Agreement     Common and Preferred shareholders
                                     vote as a single class.

3. Other Matters                     Common and Preferred shareholders
                                     vote as a single class.

                      1. ELECTION OF THE BOARD OF DIRECTORS

     At the meeting, six directors are to be elected to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. The holders of the Preferred Stock, as a separate class, are entitled to elect two directors, and the holders of Common Stock, as a separate class, are entitled to elect the remaining directors. Shares of both classes have cumulative voting rights, which means that, with regard to the election of directors only, each shareholder has the right to cast a number of votes equal to the number of shares owned multiplied by the number of directors to be elected by that class of stock, and each shareholder may cast the whole number of votes for one candidate or distribute such votes among candidates as such shareholder chooses. Unless otherwise instructed, the proxy holders intend to vote proxies received by them for the six nominees named below, reserving the right, however, to cumulate such votes in each class and distribute them among nominees at the discretion of the proxy holders. The affirmative votes of a majority of the shares of each class present in person or represented by proxy at the meeting are required to elect each director to be elected by that class. The following schedule sets forth certain information regarding each nominee for election as director.

                                                                                     NUMBER OF
                                         YEAR FIRST                                  FPA FUND
                                         ELECTED AS                                  BOARDS ON      OTHER
                             POSITION     DIRECTOR                                     WHICH     DIRECTORSHIPS
                               WITH        OF THE       PRINCIPAL OCCUPATION(S)       DIRECTOR     HELD BY
NAME,ADDRESS* & AGE           COMPANY      COMPANY        DURING PAST 5 YEARS         SERVES      DIRECTOR
--------------------------  -----------  ----------  ------------------------------  ---------  --------------
"NON-INTERESTED" DIRECTORS

Willard H. Altman,Jr., 68   Director        1998     Retired. Formerly, until 1995,      6             0
  (1)(2)(3)                                          Partner of Ernst & Young
                                                     LLP, a public accounting
                                                     firm.Vice President of
                                                     Evangelical Council for Fi-
                                                     nancial Accountability, an
                                                     accreditation organization
                                                     for Christian non-profit enti-
                                                     ties, from 1995 to 2002.
                                                     Director/Trustee of FPA
                                                     Capital Fund, Inc., of FPA
                                                     New Income, Inc., of FPA
                                                     Paramount Fund, Inc., of
                                                     FPA Perennial Fund, Inc.,
                                                     and of FPA Funds Trust (4).

Wesley E. Bellwood, 80      Director        1980     Retired. Formerly, until            1             0
  (1)(2)                                             1999, Chairman Emeritus
                                                     and director of Wynn's
                                                     International, Inc. (diversi-
                                                     fied automotive products
                                                     manufacturer).

David Rees, 80              Director        1968     Private investor. Director          1             1
  (1)(2)                                             and formerly President and
                                                     Chief Executive Officer of
                                                     the International Institute
                                                     of Los Angeles. Formerly,
                                                     until 1995, the Senior Editor
                                                     of Los Angeles Business
                                                     Journal for more than the
                                                     preceding five years.

                                                                                     NUMBER OF
                                         YEAR FIRST                                  FPA FUND
                                         ELECTED AS                                  BOARDS ON      OTHER
                             POSITION     DIRECTOR                                     WHICH     DIRECTORSHIPS
                               WITH        OF THE       PRINCIPAL OCCUPATION(S)       DIRECTOR     HELD BY
NAME,ADDRESS* & AGE           COMPANY      COMPANY        DURING PAST 5 YEARS         SERVES      DIRECTOR
--------------------------  -----------  ----------  ------------------------------  ---------  --------------
Paul G. Schloemer, 75       Director        1999     Retired. President and Chief        1             0
  (1)(2)(3)                                          Executive Officer (1984-
                                                     1993) of Parker Hannifin
                                                     Corporation (a manufacturer
                                                     of motion control products).

"INTERESTED" DIRECTORS**

Eric S. Ende, 59            Director,       2000     Senior Vice President of the        3             0
                            President &              Adviser for more than the
                            Chief                    past five years. Director,
                            Investment               President and Portfolio
                            Officer                  Manager of FPA Paramount Fund,
                                                     Inc. and of FPA Perennial
                                                     Fund, Inc., and Vice President
                                                     of FPA Capital Fund,Inc., of
                                                     FPA New Income, Inc., and of
                                                     FPA Funds Trust (4). Chief
                                                     Investment Officer from
                                                     September 1995 to August 1999
                                                     of FPA Perennial Fund, Inc.

Lawrence J. Sheehan, 71     Director        1991     Of counsel, to, and partner         5             0
                                                     (1969 to 1994) of, the law
                                                     firm of O'Melveny & Myers
                                                     LLP,legal counsel to the
                                                     Company. Director/Trustee of
                                                     FPA Captial Fund,Inc.,of
                                                     FPA New Income Inc.,of
                                                     FPA Perennial Fund,Inc.,and
                                                     of FPA Funds Trust (4).

----------
  * The address for each director is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.
 ** "Interested person" within the meaning of the Investment Company Act of 1940 ("Act" or "1940 Act") by virtue of his affiliation with the Company's Adviser in the case of Mr. Ende and by virtue of an affiliation with legal counsel to the Company in the case of Mr. Sheehan.
(1)  Member of the Audit Committee of the Board of Directors.
(2)  Member of the Nominating Committee of the Board of Directors.
(3)  Director elected by the holders of the Preferred Stock.
(4) FPA Capital Fund, Inc., FPA New Income, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc., and FPA Funds Trust are other investment companies advised by the Adviser ("FPA Funds"). See "Information Concerning the Adviser" herein.

     All nominees have consented to being named in this Proxy Statement and have indicated their intention to serve if elected. Should any nominee for director withdraw or otherwise become unavailable for reasons not presently known, it is intended that the proxy holders will vote for the election of such other person or persons as the Board of Directors may designate.

     The Board of Directors has designated the four members identified by footnote (1) to the preceding table as the Audit Committee of the Board. All members of the Committee are "independent," as that term is defined in the applicable listing standards of the New York Stock Exchange ("NYSE"). No member is considered an "interested person" of the Company within the meaning of the 1940 Act. The Committee makes recommendations to the Board of Directors concerning the selection of the Company's independent auditors and reviews with such auditors the results of the annual audit, including the scope of auditing procedures, the adequacy of internal controls, and compliance by the Company with the accounting, recording and financial reporting requirements of the 1940 Act. The Audit Committee met four times during the last fiscal year. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is attached as Exhibit A hereto.

                             AUDIT COMMITTEE REPORT

To the Board of Directors
of Source Capital, Inc.:                                        February 2, 2004


     Our Committee has reviewed and discussed with management of the Company and Deloitte & Touche LLP, the independent auditing firm of the Company, the audited financial statements of the Company as of December 31, 2003, and the financial highlights for the year then ended (the "Audited Financial Statements"). In addition, we have discussed with Deloitte & Touche LLP the matters required by Codification of Statements on Auditing Standards No. 61 regarding communications with audit committees.

     The Committee also has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and we have discussed with that firm its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

     Management is responsible for the Company's internal controls and the financial reporting process. Deloitte & Touche LLP is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     Based on the foregoing review and discussions and a review of the report of Deloitte & Touche LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report to Shareholders for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

                                AUDIT COMMITTEE:

                              David Rees, Chairman
                             Willard H. Altman, Jr.
                               Wesley E. Bellwood
                                Paul G. Schloemer

     The Board of Directors has designated the four members identified by footnote (2) to the preceding table as the Nominating Committee. No member is considered an "interested person" of the Company within the meaning of the 1940 Act. The Committee recommends to the full Board of Directors nominees for election as directors of the Company to fill vacancies on the Board, when and as they occur. While the Committee expects to be able to identify from its own resources an ample number of qualified candidates, it will review recommendations from shareholders of persons to be considered as nominees to fill future vacancies. The determination of nominees recommended by the Committee is within the sole discretion of the Committee and the final selection of management nominees is within the sole discretion of the Board. Therefore, no assurance can be given that persons recommended by shareholders will be nominated as directors. The Nominating Committee met twice during the last fiscal year.

     During 2003 the Board of Directors held six meetings. Each director attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all Committees of the Board on which they served.

     The Company's directors and officers are required to file reports with the Securities and Exchange Commission and the NYSE concerning their ownership and changes in ownership of the Company's Common and Preferred Stock. Based on its review of such reports, the Company believes that all filing requirements were met by its directors and officers during 2003.

     During 2003, the Company did not pay any salaries directly to officers but paid an investment advisory fee to the Adviser as described herein. The following information relates to director compensation. Each director who was not an interested person of the Adviser was compensated by the Company at the rate of $16,000 per year plus a fee of $1,000 per day for Board of Directors or Committee meetings attended, and a fee of $500 per day for Special Board of Directors or Committee meetings held via telephone conference. The five directors who were not interested persons of the Adviser received total directors' fees of $102,500 for 2003. Each such director is also reimbursed for out-of-pocket expenses incurred as a director. During the year, the Company incurred legal fees of $1,822, to the law firm of O'Melveny & Myers LLP, with which Mr. Sheehan is affiliated.

                                                     TOTAL COMPENSATION*
                         AGGREGATE COMPENSATION*      FROM ALL FPA FUNDS,
NAME OF DIRECTORS           FROM THE COMPANY         INCLUDING THE COMPANY
----------------------   -----------------------     ---------------------
Willard H. Altman, Jr.         $  20,500                 $  64,500**
Wesley E. Bellwood                20,500                    20,500
Eric S. Ende                         -0-                       -0-
David Rees                        20,500                    20,500
Paul G. Schloemer                 20,500                    20,500
Lawrence J. Sheehan               20,500                    55,500***

  * No pension or retirement benefits are provided to Directors by the Company or the FPA Funds.
 ** Includes compensation from the Company and from five open-end investment companies.
*** Includes compensation from the Company and from four open-end investment companies.

COMPANY SHARES OWNED BY DIRECTORS AS OF MARCH 5, 2004*

                                                        AGGREGATE DOLLAR RANGES OF SHARES
                             DOLLAR RANGE OF COMPANY         OWNED IN ALL FPA FUNDS
NAME                              SHARES OWNED                OVERSEEN BY DIRECTOR
--------------------------   -----------------------    ---------------------------------
"NON-INTERESTED" DIRECTORS

Willard H. Altman, Jr.              $50,001-$100,000                Over $100,000
Wesley E. Bellwood                     Over $100,000                Over $100,000
David Rees                             Over $100,000                Over $100,000
Paul G. Schloemer                   $50,001-$100,000            $ 50,001-$100,000

"INTERESTED" DIRECTORS

Eric S. Ende                        $ 10,001-$50,000                Over $100,000
Lawrence J. Sheehan                    Over $100,000                Over $100,000

----------
* All officers and directors of the Company as a group owned beneficially less than 1% of the Company's Common and Preferred Stock.

     The following information relates to the executive officers of the Company who are not directors of the Company. Each officer also serves as an officer of the Adviser. The business address of each of the following officers is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.

    NAME AND POSITION                                                                              OFFICER
      WITH COMPANY                     PRINCIPAL OCCUPATION DURING PAST FIVE YEARS           AGE    SINCE
---------------------------   ------------------------------------------------------------  -----  -------
Steven R. Geist               Vice President of the Adviser for more than the past five      50     1996
   (Senior Vice President &   years. Mr. Geist also serves as Executive Vice President
   Fixed-Income Manager)      and Portfolio Manager of FPA Paramount Fund, Inc. and of FPA
                              Perennial Fund, Inc. Mr. Geist served as Vice President of the Company from August 1996 to November 1999 and of FPA
                              Perennial Fund, Inc. from August 1996 to August 1999.

J. Richard Atwood             Director, Principal, and Chief Operating Officer of the        43     1997
   (Treasurer)                Adviser since May 2000; and director (since May 2000),
                              President (since May 2000), Chief Executive Officer (since
                              May 2000), Chief Financial Officer and Treasurer for more
                              than the past five years of FPA Fund Distributors, Inc.
                              ("Fund Distributors"). Mr. Atwood also serves as Treasurer of FPA Capital Fund, Inc., of FPA New Income, Inc., of FPA
                              Paramount Fund, Inc., of FPA Perennial Fund, Inc., and of
                              FPA Funds Trust. Mr. Atwood served as Senior Vice Presi-
                              dent from January 1997 to May 2000 of the Adviser and of
                              Fund Distributors.

Sherry Sasaki                 Assistant Vice President and Secretary of the Adviser for      49     1982
   (Secretary)                more than the past five years; and Secretary of Fund
                              Distributors for more than the past five years. Ms. Sasaki also serves as Secretary of FPA Capital Fund, Inc., of FPA
                              New Income, Inc., of FPA Paramount Fund, Inc., FPA
                              Perennial Fund, Inc., and of FPA Funds Trust.

INFORMATION CONCERNING INDEPENDENT AUDITORS

     The Board of Directors (including a majority of directors who are not interested persons of the Company as that term is defined in the Act) has selected Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2004. The employment of such independent auditors is conditioned upon the right of the Company, by vote of a majority of its outstanding voting securities, to terminate such employment forthwith without any penalty. Deloitte & Touche LLP has served as independent auditors for the Company since November 11, 2002. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to any appropriate questions from shareholders.

AUDIT FEES

     Aggregate fees paid to Deloitte & Touche LLP for professional services for the audit of the Company's 2002 annual financial statements during the fiscal year ended December 31, 2003, and the reviews of the financial statements included in the Company's filings on Form N-SAR for that fiscal year, were $27,000.

ALL OTHER FEES

     Aggregate fees for all other services by Deloitte & Touche LLP to the Company during the fiscal year were $5,000 in connection with preparation and review of 2002 federal and state tax returns for the Company.

              2. CONTINUATION OF THE INVESTMENT ADVISORY AGREEMENT

     First Pacific Advisors, Inc. ("Adviser"), a Massachusetts corporation, maintains its principal office at 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064. It provides investment management and advisory services to the Company pursuant to an investment advisory agreement, dated October 23, 2000 ("Advisory Agreement"), the continuation of which to April 30, 2004 was approved by shareholders of the Company on May 5, 2003. The Advisory Agreement provides that it may be renewed from year to year by (i) the Board of Directors of the Company or by the vote of a majority (as defined in the Act) of the outstanding voting securities of the Company, and (ii) by the vote of a majority of directors who are not interested persons (as defined in the Act) of the Company or of the Adviser cast in person at a meeting called for the purpose of voting on such approval. The continuance of the Advisory Agreement through April 30, 2005, has been approved by the Board of Directors and by a majority of the directors who are not interested persons of the Company or of the Adviser. The Board of Directors recommends approval by shareholders of such continuance. Such approval requires the affirmative vote of (a) 67% or more of the voting securities represented at the meeting, if more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of all outstanding voting securities, whichever is less.

     Under the Advisory Agreement, the Company retains the Adviser to manage the investment of the Company's assets, including the placing of orders for the purchase and sale of portfolio securities. The Adviser agrees to obtain and evaluate economic, statistical and financial information to formulate and implement the Company's investment programs. In addition to providing management and investment advisory services, the Adviser furnishes office space, facilities and equipment. It also compensates all officers and other personnel of the Company except directors who are not affiliated with the Adviser.

     For providing these services, the Adviser receives a monthly fee equal to 1/12 of the annualized percentage indicated below of total net assets. The annualized percentage is determined by the total net assets of the Company on the last business day of each month, in accordance with the following table:

          0.725% for the first $100 million of total net assets;
          0.700% for the next $100 million of total net assets; and 0.675% for the total net assets over $200 million.

     This fee is higher than the fee paid by some other investment companies. For 2003, the Adviser received $3,089,995 in advisory fees from the Company. The Company's average net assets during the fiscal year were $446,408,729. The total net assets of the Company were $521,248,726 on December 31, 2003.

     The Adviser provides at its expense personnel to serve as officers of the Company and office space, facilities and equipment for managing the affairs of the Company. All other expenses incurred in the operation of the Company are borne by the Company. Expenses incurred by the Company include brokerage commissions on portfolio transactions, fees and expenses of directors who are not affiliated with the Adviser, taxes, transfer agent fees, dividend disbursement and reinvestment and custodian fees, auditing and legal fees, the cost of printing and mailing reports and proxy materials to shareholders, expenses of printing and engraving stock certificates, expense of trade association memberships, and advertising and public relations expenses. No advertising or public relations expenses have been incurred by the Company except in connection with shareholder relations and shareholder communications.

     The Advisory Agreement includes a provision for a reduction in the advisory fees payable to the Adviser in the amount by which certain defined operating expenses of the Company for any fiscal year exceed 1.5% of the first $30 million of average total net assets of the Company, plus 1% of the remaining average total net assets. Operating expenses, as defined in the Advisory Agreement, exclude interest, taxes, any expenditures for supplemental statistical and research information, any uncapitalized legal expenses relating to specific portfolio securities or any proposed acquisition or disposition thereof, and extraordinary expenses such as those of litigation, merger, reorganization or recapitalization. All expenditures, including costs incurred in connection with the purchase, holding or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and not as expenses. This expense limitation provision does not require any payment by the Adviser beyond the return of the advisory fees for a fiscal year.

     The Advisory Agreement provides that the Adviser shall have no liability to the Company or any shareholders of the Company for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by the Adviser of its duties under the Advisory Agreement, except for liability resulting from willful misfeasance, bad faith or negligence on the part of the Adviser or the reckless disregard of its duties under the Advisory Agreement. The Advisory Agreement may be terminated without penalty by the Board of Directors of the Company or the vote of a majority (as defined in the Act) of the outstanding voting securities of the Company upon 60 days' written notice to the Adviser or by the Adviser upon like notice to the Company. The Advisory Agreement will automatically terminate in the event of its assignment, as that term is defined in the Act.

     In determining whether to renew the Advisory Agreement, those Company Directors who are not affiliated with the Adviser met separately to evaluate information provided by the Adviser in accordance with the 1940 Act and to determine their recommendation to the full Board of Directors. The Directors considered a variety of factors, including the quality of advisory, management and accounting services provided to the Company, the fees and expenses borne by the Company, the profitability of the Adviser and the investment performance of the Company as well as the performance of a peer group of investment companies. The Company's advisory fee was also considered in light of the advisory fees of a peer group of investment companies. The Directors also took into consideration the benefits derived by the Adviser from arrangements under which it receives research services from brokers to whom the Company's brokerage transactions are allocated, as described below under "Portfolio Transactions and Brokerage." Based upon its consideration of these and other relevant factors, the Directors concluded that the advisory fees paid the Company are fair and reasonable. Thus, the Directors recommend that shareholders approve the continuance of the Advisory Agreement.

PORTFOLIO TRANSACTIONS AND BROKERAGE

     Under the Advisory Agreement, the Adviser makes decisions to buy and sell securities for the Company, selects broker-dealers, and negotiates commission rates or net prices. In over-the-counter transactions, orders are placed directly with a principal market maker unless it is believed better prices and executions are available elsewhere. Portfolio transactions are effected with broker-dealers selected for their abilities to give prompt execution at prices which are favorable to the Company. If these primary considerations are met, agency transactions for the Company are typically placed with brokers which provide brokerage and research services to the Company or the Adviser at commission rates considered to be reasonable, although higher than the lowest brokerage rates available. No formula for such allocation exists. The Company thus bears the cost of such services. While research services may be useful to supplement other available investment information, the receipt thereof does not necessarily reduce the expenses of the Adviser. The Company does not pay any mark-up over the market price of securities acquired in principal transactions with dealers. Any solicitation fees which are received by the Adviser in connection with a tender of portfolio securities of the Company in acceptance of an exchange or tender offer are applied to reduce the advisory fees payable by the Company.

     The Advisory Agreement includes direct authorization for the Adviser to pay commissions on securities transactions to broker-dealers furnishing research services in an amount higher than the lowest available rate, if the Adviser determines in good faith that the amount is reasonable in relation to the brokerage and research services provided (as required by Section 28(e) of the Securities Exchange Act of 1934), viewed in terms of the particular transaction or the Adviser's overall responsibilities with respect to accounts as to which it exercises investment discretion. The term brokerage and research services is defined to include advice as to the value of securities, the advisability of investing in, purchasing or selling securities, the availability of securities or purchasers or sellers of securities, furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and performance of accounts, and effecting securities transactions, and performing functions incidental thereto, such as clearance, settlement, and custody.

     The Adviser also places portfolio transactions for other advisory accounts, including other investment companies. Research services furnished by broker-dealers which effect securities transactions for the Company may be used by the Adviser in servicing all of its advisory accounts and not all such research services may be used by the Adviser in the management of the Company's portfolio. Conversely, research services furnished by broker-dealers which effect securities transactions for other advisory accounts may be used by the Adviser in the management of the Company. In the opinion of the Adviser, it is not possible to measure separately the benefits from research services to each advisory account. Because the volume and nature of the trading activities of the advisory accounts are not uniform, the amount of commissions in excess of the lowest available rate paid by each advisory account for brokerage and research services will vary. In the opinion of the Adviser, however, total commissions paid by the Company are not disproportionate to the benefits received by it on a continuing basis. During 2003, brokerage commissions paid by the Company totaled $222,014 of which $220,139 was paid on transactions having a total value of $125,808,285 to broker-dealers selected because of research services provided to the Adviser.

     The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Company and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities purchased or sold by the Company. In making such allocations, the main factors considered by the Adviser are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held and the opinions of the persons responsible for recommending the investment.

INFORMATION CONCERNING THE ADVISER

     The Advisory Agreement permits the Adviser to render advisory services to others, and the Adviser also serves as investment adviser to FPA Capital Fund, Inc., FPA New Income, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc. and FPA Funds Trust's FPA Crescent Fund, open-end investment companies, which had net assets of $1,128,065,415, $1,201,946,129, $123,157,599, $168,880,017 and
$381,059,503, respectively, on December 31, 2003. The annual advisory fees paid by FPA Capital Fund, Inc., FPA Paramount Fund, Inc. and FPA Perennial Fund, Inc. equal 0.75% of the first $50 million of average daily net assets and 0.65% on the average daily net assets in excess of $50 million. Those three funds also reimburse the Adviser for the cost of financial services in an amount of up to 0.10% of average daily net assets. FPA New Income, Inc. pays an advisory fee at the annual rate of 0.50% of its average daily net assets. FPA Crescent Fund pays an advisory fee at the annual rate of 1.00% of its average daily net assets, and pays the Adviser a fee of 0.10% of average daily net assets for the provision of financial services. The Adviser also advises institutional accounts. The Adviser had total assets under management of approximately $5.5 billion at December 31, 2003.

     The Adviser is an indirect subsidiary of Old Mutual (US) Holdings Inc. (formerly known as United Asset Management Corporation) ("OMH"). OMH is a holding company principally engaged, through affiliated firms, in providing institutional investment management. In September 2000, OMH was acquired by, and subsequently became a wholly owned subsidiary of Old Mutual plc, a United Kingdom-based financial services group with substantial asset management, insurance and banking businesses. The common stock of Old Mutual plc is listed on the London Stock Exchange. No person is known by Old Mutual plc to own or hold with power to vote 25% or more of the outstanding shares of Old Mutual plc common stock.

     The directors and principals of the Adviser are the following persons:
J.Richard Atwood, Chief Operating Officer of the Adviser; and Robert L. Rodriguez, Chief Executive Officer of the Adviser. Mr. Rodriguez, 55, serves as director, President and Chief Investment Officer of FPA Capital Fund, Inc. and of FPA New Income, Inc., and as director of Fund Distributors. The principal occupation of Mr. Atwood is described in the preceding table. The business address of Messrs. Atwood and Rodriguez is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.

                                3. OTHER MATTERS

     The proxy holders have no present intention of bringing before the meeting for action any matters other than those specifically referred to in the foregoing, and in connection with or for the purpose of effecting the same, nor has the management of the Company any such intention. Neither the proxy holders nor the management of the Company are aware of any matters which may be presented by others. If any other business shall properly come before the meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

VOTING REQUIREMENTS

     For purposes of this Annual Meeting of Shareholders, a quorum is present to transact business on a proposal if the holders of a majority of the outstanding shares of the Company entitled to vote on the proposal are present in person or by proxy. The shares represented by a proxy that is properly executed and returned will be considered to be present at the meeting even if the proxy is accompanied by instructions from a broker or nominee to withhold authority or is marked with an abstention.

     Based on the Company's interpretation of Delaware law, abstentions on a proposal set forth herein will have the same effect as a vote against the proposal. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on the proposals set forth herein if they have not received instructions from beneficial owners.

SHAREHOLDER PROPOSALS

     Any shareholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy for the 2005 annual meeting of shareholders should be received by the Secretary of the Company no later than November 29, 2004. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Securities Exchange Act of 1934, the Company may solicit proxies in connection with the 2005 annual meeting that confer discretionary authority to vote on any shareholder proposals of which the Secretary of the Company does not receive notice by February 14, 2005.

ADJOURNMENT

     In the event that sufficient votes in favor of the proposals set forth herein are not received by the time scheduled for the meeting, the persons named as proxies may move one or more adjournments of the meeting for a period or periods of not more than 30 days in the aggregate to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at the meeting. The persons named as proxies will vote in favor of such adjournment those shares which they are entitled to vote which have voted in favor of such proposals.They will vote against any such adjournment those proxies which have voted against any of such proposals.

                                              By Order of the Board of Directors


                                              Sherry Sasaki

                                              SECRETARY

March 26, 2004

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. OR YOU MAY VOTE YOUR PROXY BY TELEPHONE.

                                    EXHIBIT A

                              SOURCE CAPITAL, INC.
                             AUDIT COMMITTEE CHARTER

     ORGANIZATION

     This Charter governs the operations of the Audit Committee. The Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three Directors, each of whom is independent of the Adviser and its affiliates and the Company.

     Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from the Adviser and the Company. No member shall be an "interested person" of the Company under the Investment Company Act of 1940 ("Act"). To be considered independent, a member may not, other than in his or her capacity as a member of the Board, the Committee or any other committee of the Board, accept any consulting, advisory or other compensatory fee from the Company or the Adviser or any of its affiliates.

     All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee. It is expected that, under normal circumstances, the Board will designate at least one qualified member of the Committee as an "audit committee financial expert" under regulations adopted by the Securities and Exchange Commission ("SEC"). This designation will not reduce the responsibility of the other Committee members, nor will it increase the designee's duties, obligations or liability as compared to his or her duties, obligations and liability as a member of the Committee and of the Board.

     If the Board has not designated a Chair of the Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Committee will hold regular meetings at least twice annually. Special meetings may be called at any time by any member of the Committee or at the request of the Company's independent auditors. The Chair will cause notice of each meeting, together with the agenda and any related materials, to be sent to each member. The presence of a majority of the members will constitute a quorum. The Chair will report the actions taken by the Committee to the Board of Directors and such report shall be included in the minutes of the Board meeting.

     STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by the Adviser and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors and the Adviser of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee may retain special counsel and other experts or consultants at the expense of the Company.

     RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. The Adviser is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements on an annual basis. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring process of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

     - The Committee shall have a clear understanding with the Adviser and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee and the Board as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from the Adviser and the Company and the matters included in the written disclosures required by the applicable laws, rules and positions, including those of the Securities and Exchange Commission and accounting oversight boards. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval, if required.

     - The Committee shall pre-approve all audit and permissible non-audit services that the Committee considers compatible with maintaining the independent auditors' independence. The pre-approval requirement will extend to all non-audit services provided to the Company, the Adviser, and any entity controlling, controlled by, or under common control with the Adviser that provides ongoing services to the Company, if the engagement relates directly to the operations and financial reporting of the Company; provided, however, that an engagement of the Company's independent auditors to perform attest services for the Company, the Adviser or its affiliates required by generally accepted auditing standards to complete the examination of the Company's financial statements (such as an examination conducted in accordance with Statement on Auditing Standards Number 70 issued by the American Institute of Certified Public Accountants), will be deemed pre-approved if: (i) the Company's independent auditors inform the Audit Committee of the engagement, (ii) the Company's independent auditors advise the Audit Committee at least annually that the performance of this engagement will not impair the independent auditor's independence with respect to the Company, and (iii) the Audit Committee receives a copy of the independent auditor's report prepared in connection with such services. The Committee may delegate to one or more Committee members the authority to review and pre-approve audit and permissible non-audit services. Actions taken under any such delegation will be reported to the full Committee at its next meeting.

     - The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits, including fees and the adequacy of staffing. Also, the Committee shall discuss with the Adviser and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, without the Adviser present, to discuss the results of their examinations.

     - The Committee shall review with the Adviser the semiannual financial statements prior to the issuance of the Company's Semiannual Report to Shareholders. The Chair of the Committee may represent the entire Committee for the purposes of this review.

     - The Committee shall review with the Adviser and the independent auditors the financial statements to be included in the Company's Annual Report to Shareholders, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

     Directions: The Peninsula Beverly Hills
                 9882 South Santa Monica Boulevard, Beverly Hills, California, Telephone (310) 551-2888

     FROM ORANGE COUNTY, LOS ANGELES
     INTERNATIONAL AIRPORT OR ANY AREA
     SOUTH OF LAX:
     Take the 405 San Diego Freeway North
     Exit Santa Monica Blvd. and turn Right
     Travel about two miles East
     Turn Right on Avenue of the Stars
     Make an immediate Left on (Little)
     South Santa Monica Blvd.
     Go about 1/2 mile, or about 2 blocks,
     The Peninsula Beverly Hills will
     be on the Right.

     FROM DOWNTOWN LOS ANGELES:
     Take the 110 Harbor Freeway South
     Transfer to the 10 Santa Monica Freeway West
     Exit on Robertson and turn Right
     Travel about three miles North
     Turn Left on Wilshire Blvd.
     Turn Left on (Little) South Santa Monica Blvd.
     The Peninsula Beverly Hills is one block on the Left.

     FROM THE SAN FERNANDO VALLEY:
     Take the 405 San Diego Freeway South
     Exit Santa Monica Blvd. and turn Left
     Travel about two miles East
     Turn Right on Avenue of the Stars
     Make an immediate Left on (Little)
     South Santa Monica Blvd.
     Go about 1/2 mile, or about 2 blocks,
     The Peninsula Beverly Hills will be on the Right.


[GRAPHIC]

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please Mark Here for Address Change or Comments / /
SEE REVERSE SIDE

1. To vote for the election of directors by Common and/or Preferred Stock:

            WITHHOLD
   FOR     AUTHORITY
   / /        / /

Common Stock Directors
01-Bellwood
02-Ende
03-Rees
04-Sheehan

Preferred Stock Directors
05-Altman
06-Schloemer

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED ABOVE.

2. Continuation of the Investment Advisory Agreement

   FOR   AGAINST   ABSTAIN
   / /     / /       / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


SIGNATURE(S)
            -------------------------------------------------------------------
DATED:               , 2004
       -------------

NOTE: PLEASE SIGN AS NAME APPEARS ABOVE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE FOR A CORPORATION, PLEASE SIGN FULL TITLE. FOR JOINT ACCOUNTS, EACH OWNER MUST SIGN.

                            - FOLD AND DETACH HERE -

                            VOTE BY TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME
          MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                                    TELEPHONE
                                 1-800-435-6710

                             Use any touch-tone
                             telephone to vote your
                             proxy. Have your proxy
                             card in hand when you
                             call.

                                       OR

                                      MAIL

                            Mark, sign and date your
                            proxy card and return it
                                 in the enclosed
                             postage-paid envelope.

                      IF YOU VOTE YOUR PROXY BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                                      PROXY

                              SOURCE CAPITAL, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ERIC S. ENDE, DAVID REES, and WILLARD H. ALTMAN, JR., and each of them proxies with power of substitution, and hereby authorizes them to represent and to vote, as provided on the reverse side, all shares of Common Stock and Preferred Stock of the above Company which the undersigned is entitled to vote at the annual meeting to be held on Monday, May 3, 2004, and at any adjournments thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated March 2004.


       (Continued, and to be marked, dated and signed, on the other side.)


    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)


                            - FOLD AND DETACH HERE -

             YOU CAN NOW ACCESS YOUR SOURCE CAPITAL ACCOUNT ONLINE.

ACCESS YOUR SOURCE CAPITAL SHAREHOLDER ACCOUNT ONLINE VIA INVESTOR SERVICEDIRECT(R) (ISD).

Mellon Investor Services LLC, agent for Source Capital, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

        - View account status
        - View certificate history
        - View book-entry information
        - View payment history for dividends
        - Make address changes
        - Obtain a duplicate 1099 tax form
        - Establish/change your PIN

              VISIT US ON THE WEB AT http://www.melloninvestor.com
                 AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.

STEP 1: FIRST TIME USERS - ESTABLISH A PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

THE CONFIDENTIALITY OF YOUR PERSONAL INFORMATION IS PROTECTED USING SECURE SOCKET LAYER (SSL) TECHNOLOGY.

- SSN or Investor ID
- Then click on the ESTABLISH PIN button

PLEASE BE SURE TO REMEMBER YOUR PIN, OR MAINTAIN IT IN A SECURE PLACE FOR FUTURE REFERENCE.

STEP 2: LOG IN FOR ACCOUNT ACCESS

You are now ready to log in. To access your account please enter your:

- SSN or Investor ID
- PIN
- Then click on the SUBMIT button

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU WILL NOW BE ASKED TO SELECT THE APPROPRIATE ACCOUNT.

STEP 3: ACCOUNT STATUS SCREEN

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

- Certificate History
- Book-Entry Information
- Issue Certificate
- Payment History
- Address Change
- Duplicate 1099

              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                       9AM-7PM MONDAY-FRIDAY EASTERN TIME